UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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Current Report
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2025

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Uniti Group LLC

(Exact name of registrant as specified in its charter)

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Delaware	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Riverfront Drive, Suite A Little Rock, AR, 72202 (Address of principal executive offices) (Zip Code)

(501) 850-0820

(Registrant’s telephone number, including area code)
Uniti Group Inc.
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On August 1, 2025, pursuant to the previously announced Agreement and Plan of Merger dated as of May 3, 2024, by and between Uniti Group LLC, a Delaware corporation (f/k/a Uniti Group Inc. and recently converted from a Maryland corporation) (“Uniti”), New Windstream, LLC, a Delaware limited liability company (“Windstream”) (as successor to Windstream Holdings II, LLC, a Delaware limited liability company), New Uniti HoldCo LP, a Delaware limited partnership and New Windstream Merger Sub, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Windstream (“Merger Sub”), as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of July 17, 2024 (the “Merger Agreement”), Uniti and Windstream completed the previously announced merger by consummating the following transactions: (a) Windstream merged with and into Uniti Group Inc., a Delaware corporation and, at such time, a direct wholly owned subsidiary of Windstream (f/k/a Windstream Parent, Inc.) (“New Uniti”), with New Uniti surviving the merger as the ultimate parent company of the combined company (the “Internal Reorg Merger”), and (b) Merger Sub merged with and into Uniti (the “Merger”), with Uniti surviving the Merger as an indirect wholly owned subsidiary of New Uniti. Following the Merger, (i) Uniti ceased to be a real estate investment trust (a “REIT”), and New Uniti does not qualify as a REIT for U.S. federal income tax purposes, and (ii) Uniti immediately converted its corporate form from a corporation to a limited liability company renamed “Uniti Group LLC”.

Merger Consideration

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Uniti’s common stock, par value $0.0001 per share (the “Uniti Common Stock”) issued and outstanding immediately prior to the Effective Time was canceled and retired and converted into the right to receive 0.6029 shares of common stock of New Uniti, par value $0.0001 per share (the “New Uniti Common Stock”, and together with any cash in lieu of fractional shares of New Uniti Common Stock, the “Uniti Merger Consideration”).  Without giving effect to the conversion of any outstanding convertible securities or New Uniti Warrants (as defined below), following the consummation of the Merger (the “Closing”), pre-Closing Uniti stockholders hold approximately 62% of the outstanding shares of New Uniti Common Stock.  The exchange of Uniti Common Stock for New Uniti Common Stock in the Merger is a taxable transaction for holders of Uniti Common Stock for U.S. federal income tax purposes. Cash in lieu of fractional shares of New Uniti Common Stock will be calculated by multiplying the closing sale price of a share of New Uniti Common Stock on Nasdaq on the trading day immediately following the date on which the Effective Time occurs by the fraction of a share of New Uniti Common Stock to which a holder would otherwise have been entitled, without interest and subject to any withholding of taxes.

In connection with the Internal Reorg Merger, prior to the Effective Time of the Merger, Windstream’s pre-Closing equityholders received (i) a number of shares of New Uniti Common Stock representing approximately 35.42% of the outstanding shares of New Uniti Common Stock, (ii) shares of preferred stock of New Uniti having an aggregate initial liquidation preference of $575,000,000 (the “New Uniti Preferred Stock”) described in more detail below and (iii) warrants of New Uniti representing approximately 6.9% of the outstanding New Uniti Common Stock immediately following the Closing on a fully diluted basis after giving effect to such warrants described in more detail below (the “New Uniti Warrants”). Following the Effective Time, Windstream’s pre-Closing equityholders also received $370,659,503.47 in cash from Uniti (the “Closing Cash Payment”). Uniti funded the Closing Cash Payment with cash on hand and borrowings under its revolving credit facility.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Treatment of Uniti Equity Awards

At the Effective Time, each Uniti performance stock unit award (each, a “Uniti PSU Award”) that was outstanding immediately prior to the Effective Time was automatically and without any action on the part of the holder thereof assumed by New Uniti and remains subject to the same terms and conditions (including any vesting, forfeiture and dividend equivalent terms) as were applicable to such Uniti PSU Award immediately prior to the Effective Time, but was converted into an award with respect to a number of shares of New Uniti Common Stock (rounded up or down to the nearest whole share) equal to the product of (i) the target number of shares of Uniti Common Stock subject to such Uniti PSU Award and (ii) the Exchange Ratio.

At the Effective Time, each award of restricted shares of Uniti Common Stock granted under the Uniti Stock Plan (and which remains subject to unsatisfied vesting conditions) (each, a “Uniti Restricted Stock Award”) that was outstanding immediately prior to the Effective Time was automatically and without any action on the part of the holders thereof assumed by New Uniti and remains subject to the same terms and conditions (including any vesting, forfeiture and dividend terms) as were applicable to such Uniti Restricted Stock Award immediately prior to the Effective Time, but was converted into an award with respect to a number of shares of New Uniti Common Stock (rounded up or down to the nearest whole share) equal to the product of (i) the number of shares of Uniti Common Stock subject to such Uniti Restricted Stock Award and (ii) the Exchange Ratio.

Terms of New Uniti Preferred Stock

On August 1, 2025, in connection with the Internal Reorg Merger, New Uniti filed its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to, among other things, establish the preferences, limitations and relative rights of the New Uniti Preferred Stock. The Amended and Restated Certificate of Incorporation became effective on August 1, 2025.

The New Uniti Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of New Uniti, ranks senior to New Uniti’s junior stock (including New Uniti Common Stock), on a parity with all parity preferred stock of New Uniti and junior to all senior stock and existing and future indebtedness of New Uniti.

Holders of the New Uniti Preferred Stock are entitled to receive cumulative dividends at the applicable dividend rate on the liquidation preference per share of the New Uniti Preferred Stock, payable quarterly in cash or compounded by adding to the liquidation preference of New Uniti Preferred Stock, at the option of New Uniti. The dividend rate is initially 11% per year for the first six years after the initial issuance of the New Uniti Preferred Stock. The dividend rate will be increased by an additional 0.5% per year during each of the seventh and eighth year after the initial issuance of the New Uniti Preferred Stock and be further increased by an additional 1% per year during each subsequent year, subject to a cap of 16% per year. In addition, the then-applicable dividend rate will be increased by 1% per year during any period in which an event of default has occurred under any material debt of New Uniti or its subsidiaries.

New Uniti may redeem the New Uniti Preferred Stock at its option at any time at a price per share equal to (i) for the first three years after the initial issuance thereof, $1,400 minus any cash dividends paid on such New Uniti Preferred Stock and (ii) thereafter, 100% of the liquidation preference of the New Uniti Preferred Stock to be redeemed plus accrued and unpaid dividends on such New Uniti Preferred Stock.

Following the tenth anniversary of the initial issuance of the New Uniti Preferred Stock, certain anchor holders may require New Uniti to repurchase the New Uniti Preferred Stock at a price equal to 100% of the liquidation preference of the New Uniti Preferred Stock to be repurchased plus accrued and unpaid dividends on such New Uniti Preferred Stock. The aggregate liquidation preference of the New Uniti Preferred Stock that such anchor holders may require New Uniti to repurchase is subject to a cap and such anchor holders may not exercise such right more than once in any 12-month period.

Upon a change of control of New Uniti, the holders may require New Uniti to repurchase the New Uniti Preferred Stock at a price equal to 100% of the liquidation preference of the New Uniti Preferred Stock to be repurchased plus accrued and unpaid dividends on such New Uniti Preferred Stock.

Subject to certain conditions, New Uniti may elect to settle any redemption or repurchase of the New Uniti Preferred Stock in cash or shares of New Uniti Common Stock.

Holders of New Uniti Preferred Stock are generally not entitled to vote on matters submitted to a vote of stockholders of New Uniti. Subject to certain exceptions, the consent of the holders of least a majority of the outstanding shares of the New Uniti Preferred Stock is required for the issuance of any parity stock or senior stock of New Uniti.

Terms of New Uniti Warrants

On August 1, 2025, in connection with the Internal Reorg Merger, New Uniti issued the New Uniti Warrants to purchase an aggregate of 17,558,406 shares of New Uniti Common Stock pursuant to a warrant agreement, dated August 1, 2025, between New Uniti and Equiniti Trust Company, LLC, as warrant agent (the “Warrant Agreement”). Subject to certain ownership limitations, each New Uniti Warrant entitles the registered holder to purchase, initially, one share of New Uniti Common Stock at $0.01 per share during the exercise period, subject to customary adjustments set forth in the Warrant Agreement.  The exercise period will commence on the third anniversary of the initial issuance date of the New Uniti Warrants or, if earlier, upon any change of control of New Uniti or the redemption of the corresponding New Uniti Preferred Stock. New Uniti will settle the exercise of a New Uniti Warrant on a cashless basis by delivering a number of shares of New Uniti Common Stock with a value equal to the amount by which the market price of the New Uniti Common Stock at the time of exercise as measured under the Warrant Agreement exceeds the strike price of $0.01 per share. The New Uniti Warrants will expire on the tenth anniversary of the initial issuance date thereof. The holders of the New Uniti Warrants are entitled to participate in certain distributions made on the New Uniti Common Stock on an as-exercised basis. The New Uniti Warrants do not have any voting rights.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 1, 2025, in connection with the Merger, Uniti notified Nasdaq that the Merger had been completed. The New Uniti Common Stock will continue to trade on the Nasdaq Global Select Market under the ticker “UNIT,” which was the same symbol formerly used for the Uniti Common Stock, with new CUSIP (912932 100).

Uniti intends to file a certificate on Form 15 requesting that the Uniti Common Stock be deregistered under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), and that Uniti’s reporting obligations under Section 15(d) of the Exchange Act be suspended (except to the extent of the succession of New Uniti to the Exchange Act Section 12(b) registration and reporting obligations of Uniti as described under the heading “Successor Issuer” under Item 8.01 below).

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introduction, Item 2.01, Item 3.01, Item 5.01, Item 5.02 and Item 5.03 is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of shares of Uniti Common Stock as of immediately prior to the Effective Time ceased to have any rights as a stockholder of Uniti other than the right to receive the Uniti Merger Consideration pursuant to the Merger Agreement.

The description of the New Uniti Common Stock was included in Uniti’s Definitive Proxy Statement filed with the SEC on February 12, 2025, under the heading “Description of Securities Following the Merger” and is incorporated herein by reference.

Item 5.01.	Change in Control of Registrant.

The information set forth in the Introduction, Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 is incorporated by reference into this Item 5.01.

In light of the continuing ownership of the majority of stock of New Uniti by Uniti shareholders and that the Uniti directors constitute a majority of the New Uniti board of directors, Uniti has not undergone a change in control, and the Merger does not constitute a change in control under Uniti's debt documents or Windstream's debt documents. However, given that Uniti is going to be a subsidiary of New Uniti, Uniti is including this Item 5.01 in this Current Report on Form 8-K given the absence of any definition of “change in control” in Form 8-K as a matter of prudence.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time and by virtue of the Merger, all of the directors of Uniti other than Kenneth A. Gunderman were removed, and Daniel L. Heard was appointed to serve with Mr. Gunderman as the sole directors of Uniti, now a subsidiary of New Uniti, immediately following the Merger. Thereafter, Uniti converted its corporate form from a corporation to a limited liability company, and as a result, Uniti is now manager-managed by Mr. Gunderman and Mr. Heard.

At the Effective Time, the following individuals, which include all former directors of Uniti, were appointed as the directors of the New Uniti Board:

Scott G. Bruce

Randy Dunbar

Francis X. Frantz

Kenneth A. Gunderman

Mary McLaughlin

Joe Natale

Carmen Perez-Carlton

Paul Sunu

Harold Zeitz

At the Effective Time, all of the executive officers of Uniti (including its Named Executive Officers) serving immediately prior to the Effective Time were removed and the following individuals were appointed as officers of each of Uniti and New Uniti:

Kenneth Gunderman – President & Chief Executive Officer

Paul Bullington – Senior Executive Vice President, Chief Financial Officer & Treasurer

Travis Black – Senior Vice President & Chief Accounting Officer

Biographical information with regards to Mr. Gunderman and Mr. Bullington is included in Uniti’s Definitive Proxy Statement for the 2025 Annual Meeting of Stockholders filed with the SEC on April 29, 2025. Mr. Black, 44, has served as Uniti’s Senior Vice President, Chief Accounting Officer since January 2024, Vice President, Chief Accounting Officer from September 2021 to January 2024 and Director of Accounting and SEC Reporting from July 2015 to September 2021.  Mr. Black is a Certified Public Accountant and holds a BS in Accounting from the University of Tennessee and an MBA from the University of Memphis.

There is no arrangement or understanding between any of the directors or officers listed above and any other person pursuant to which they were selected as a director or officer, nor are they party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K. The officers listed above have no family relationships with any of Uniti’s directors or executive officers.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introduction, Item 3.03, Item 5.01 and Item 5.02 is incorporated by reference into this Item 5.03.

Following the Merger, Uniti converted its corporate form from a corporation to a limited liability company, filed a certificate of formation with the Delaware Secretary of State and adopted other applicable organizational documents to reflect such conversion. Such organizational documents shall be the organizational documents of Uniti until further amended.

Item 8.01.	Other Events.

Press Release

On August 1, 2025, New Uniti issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

Successor Issuer

In connection with the Merger and by operation of Rule 12g-3(a) promulgated under the Exchange Act, New Uniti is the successor issuer to Uniti and has succeeded to the attributes of Uniti as the registrant. The New Uniti Common Stock is deemed to be registered under Section 12(b) of the Exchange Act, and New Uniti is subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder, and will hereafter file reports and other information as the successor issuer with the SEC.

Item 9.01.	Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of May 3, 2024, by and between Uniti Group LLC (f/k/a Uniti Group Inc.), New Windstream, LLC (as successor to Windstream Holdings II, LLC), and the other parties thereto (incorporated by reference to Exhibit 2.1 to Uniti’s Current Report on Form 8-K filed with the SEC on May 3, 2024)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated July 17, 2024, by and between Uniti Group LLC (f/k/a Uniti Group Inc.) and Windstream Holdings II, LLC (incorporated by reference to Exhibit 2.2 to Uniti’s Quarterly Report on Form 10-Q filed with the SEC on August 1, 2024)

99.1	Press Release of New Uniti announcing the consummation of the Merger, dated August 1, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and similar attachments have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or similar attachment will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITI GROUP LLC (formerly Uniti Group Inc.)
By:	/s/ Daniel Heard
Name: Daniel Heard
Title: Senior Executive Vice President, General Counsel & Secretary

Date: August 1, 2025